EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Invesco CurrencyShares® Australian Dollar Trust (the “Trust”) on Form 10-Q for the quarterly period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel Draper, Chief Executive Officer of Invesco Specialized Products, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: November 8, 2019

/s/ Daniel Draper
Daniel Draper*
Chief Executive Officer
(principal executive officer)

*	The Registrant is a trust and Daniel Draper is signing in his capacity as the principal executive officer of Invesco Specialized Products, LLC, the Sponsor of the Registrant.